UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 19, 2006

Primal Soloutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18881 Von Karman Avenue Suite 500
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 19, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Primal Solutions, Inc. (the “Company”) authorized the issuance of compensation warrants to the non-employee directors of the Company. Each non-employee director received a warrant to purchase 200,000 shares of the Company’s common stock, and the chairmen of the Audit Committee and the Compensation Committee of the Board of Directors each received an additional warrant to purchase 100,000 shares of the Company’s common stock. The warrants are exercisable in cash at any time prior to May 19, 2016 for an exercise price of $0.10, subject to adjustment upon a capital reorganization.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description
10.1	Form of Warrant to purchase shares of Common Stock, dated May 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: May 25, 2006	By:	/s/ Joseph R. Simrell
		Name:	Joseph R. Simrell
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Warrant to purchase shares of Common Stock, dated May 19, 2006